UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55415	99-0376434
(State or Other Jurisdictionof Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Enumeral Biomedical Holdings, Inc. (the “Company”) may use two presentations, in whole or in part, from time to time in presentations to potential partners, investors, analysts and others. Copies of the presentations are furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. Copies of these presentations are also available on the Company’s website at www.enumeral.com.

The information in this Item 7.01 of this Current Report on Form 8-K and in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 of this Current Report on Form 8-K and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
99.1	Enumeral Biomedical Holdings, Inc. January 2016 Presentation Entitled “Discovery and Functional Characterization of Novel Anti-PD-1 Antibodies Using Ex Vivo Cell-Based Assays, Single-Cell Immunoprofiling, and In Vivo Studies in Humanized Mice”
99.2	Enumeral Biomedical Holdings, Inc. January 2016 Presentation Entitled “Determination of Expressed T Cell Receptor Sequences of Single Human T Cells Isolated After Functional Profiling”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: January 8, 2016	By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Enumeral Biomedical Holdings, Inc. January 2016 Presentation Entitled “Discovery and Functional Characterization of Novel Anti-PD-1 Antibodies Using Ex Vivo Cell-Based Assays, Single-Cell Immunoprofiling, and In Vivo Studies in Humanized Mice”

99.2	Enumeral Biomedical Holdings, Inc. January 2016 Presentation Entitled “Determination of Expressed T Cell Receptor Sequences of Single Human T Cells Isolated After Functional Profiling”